EXHIBIT 99(a)

                               REVOCABLE PROXY
                            GROWTH FINANCIAL CORP


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         OF GROWTH FINANCIAL CORP FOR
       SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER __, 1995


     The undersigned hereby appoints Richard G. Whitehead and George J. McGuinness, and each of them, proxies and agents with full power of substitution to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of Growth Financial Corp ("Growth") to be held at the Basking Ridge Country Club, 185 Madisonville Road (off North Maple Avenue),
Basking Ridge, New Jersey on            , December   , 1995 at      p.m., and
at any adjournments thereof (the "Meeting"), all shares of Growth Common Stock which the undersigned would be entitled to vote if personally present for the following matters. The undersigned hereby revokes any and all proxies heretofore given with respect to the Meeting.
 ____
/_X_/ PLEASE MARK VOTES AS IN THIS EXAMPLE

                   The Board of Directors recommends a vote
                    FOR approval of the Merger Agreement.
                   ----------------------------------------

1. Approval of the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 18, 1995, among HUBCO, Inc. ("HUBCO"), Hudson United Bank, Growth, and Growth Bank, pursuant to which Growth will merge with and into HUBCO, all as more fully set forth in the Proxy Statement-Prospectus relating to the Meeting.
 ____
/___/     FOR
 ____
/___/     AGAINST
 ____
/___/     ABSTAIN



2. To transact such other business as may properly be brought before the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT.

     THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE RELATED PROXY STATEMENT-PROSPECTUS.


Date: __________________


_____________________________________________
Signature


_____________________________________________
Signature

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized official. If a partnership, please sign in partnership name by an authorized person.